Exhibit 99.1

QUEST DIAGNOSTICS REPORTS THIRD QUARTER 2012 FINANCIAL RESULTS

•	Adjusted diluted EPS of $1.18, unchanged from prior year

•	Reported diluted EPS of $1.01, 6% below prior year

•	Revenues of $1.9 billion, 2.9% below prior year

•	Full year adjusted EPS guidance of $4.45 - $4.55; revenue growth outlook of approximately 0.5%

MADISON, N.J., OCTOBER 17, 2012 - Quest Diagnostics Incorporated (NYSE: DGX), the world's leading provider of diagnostic testing, information and services, announced today that for the third quarter ended September 30, 2012, adjusted income from continuing operations was $190 million, or $1.18 per diluted share, unchanged from the prior year.

For the third quarter of 2012, reported income from continuing operations was $163 million, or $1.01 per diluted share, compared to $172 million, or $1.08 per diluted share, in 2011. Income from continuing operations in the third quarter of 2012 was reduced by $0.17 per diluted share related to restructuring and integration costs. In the third quarter of 2011, income from continuing operations was reduced by $0.10 per diluted share related to restructuring and integration costs.

Revenues were $1.9 billion for the third quarter, 2.9% below the prior year. Clinical testing revenues decreased 2.1%, with volume, measured by the number of requisitions, 1.1% below the prior year and revenue per requisition 1.0% below the prior year.

For the third quarter of 2012, adjusted operating income was $353 million, or 19.1% of revenues, compared to $349 million, or 18.3% of revenues, for 2011. Reported operating income was $309 million, or 16.7% of revenues, compared to $322 million, or 16.9% of revenues, in 2011. Cash provided by operations was $395 million, compared to $338 million in 2011.  During the third quarter of 2012, the company reduced outstanding debt by $292 million and repurchased $50 million of its common shares.

“During the quarter, we increased adjusted operating income and delivered strong cash flow, despite continued soft revenues, thanks in large part to our accelerated Invigorate cost-reduction initiative,” said Steve Rusckowski, President and CEO. “Our new organizational structure and management team, announced last week, will allow us to drive operational excellence and improve our customer focus, which will, over time, enable us to restore growth. We remain focused on increasing shareholder returns through a combination of improved operating performance and disciplined capital deployment.”

Year-to-Date Performance

For the first nine months of 2012, revenues increased 1.1% from 2011, to $5.7 billion. Adjusted income from continuing operations was $549 million, or $3.42 per diluted share, compared to $532 million, or $3.30 per diluted share in 2011. On a reported basis, income from continuing operations was $500 million, or $3.11 per diluted share, compared to $282 million, or $1.75 per diluted share, for the first nine months of 2011.

Adjusted operating income for the first nine months of 2012 was $1.0 billion, or 18.0% of revenues, compared to $988 million, or 17.5% of revenues, for 2011. On a reported basis, operating income was $943 million, or 16.6% of revenues, compared to $670 million, or 11.9% of revenues, in 2011. Cash provided by operations was $807 million. In 2011, cash provided by operations was $558 million and was reduced by the Medi-Cal settlement payment. During the first nine months of 2012, the company reduced outstanding debt by $507 million and repurchased $150 million of its common shares.

Outlook for Full-Year 2012 Updated

For 2012, the company estimates results from continuing operations, before special items, as follows:

•	Revenues to grow approximately 0.5%, compared to the prior outlook of between 1% and 2%;

•	Earnings per diluted share to be between $4.45 and $4.55, compared to the prior outlook of $4.45 to $4.60;

•	Operating income as a percentage of revenues to approximate 18%, unchanged from the prior outlook;

•	Cash provided by operations to approximate $1.2 billion, unchanged from the prior outlook; and

•	Capital expenditures to approximate $180 million, compared to the prior outlook of approximately $200 million.

Note on Non-GAAP Financial Measures

As used in this press release, the term adjusted refers to the operating performance measures that exclude the Medi-Cal charge, restructuring and integration charges, transaction costs related to acquisitions, CEO succession costs and the estimated impact of severe weather. Adjusted measures are presented because management believes those measures are useful adjuncts to reported results under accounting principles generally accepted in the United States. Adjusted measures should not be considered as an alternative to the corresponding measures determined under accounting principles generally accepted in the United States.

Conference Call Information

Quest Diagnostics will hold its third quarter conference call on October 17, 2012 at 8:30 a.m. Eastern Time. The public may access the conference call through a live audio webcast available on Quest Diagnostics' Investor Relations internet site at www.QuestDiagnostics.com/investor.  The conference call can also be accessed in listen-only mode by dialing 415-228-4961, passcode 3214469. The company suggests participants dial in approximately 10 minutes before the call.  Registered analysts may access the call at: www.streetevents.com. In addition, a replay of the call may be accessed online at www.QuestDiagnostics.com/investor or by phone at 888-673-3567 for domestic callers, or 402-220-6430 for international callers. Telephone replays will be available until midnight Eastern Time on November 17, 2012.

Investor Day Scheduled for November 16

As previously announced, Quest Diagnostics will host an investor day with institutional investors and sell-side financial analysts in New York City on Friday, November 16, 2012. During the event, Quest Diagnostics executives will discuss the company's strategy, performance and plans to drive shareholder value. Advanced registration is required for those planning to attend in person. To register for the event, please go to the following website: register.questdiagnostics.com. A live webcast of the event will be broadcast on the Investor Relations page of the Quest Diagnostics website. Additional information on accessing the webcast will be provided at a future date.

About Quest Diagnostics

Quest Diagnostics is the world's leading provider of diagnostic testing, information and services that patients and doctors need to make better healthcare decisions. The company offers the broadest access to diagnostic testing services through its network of laboratories and patient service centers, and provides interpretive consultation through its extensive medical and scientific staff. Quest Diagnostics is a pioneer in developing innovative new diagnostic tests and advanced healthcare information technology solutions that help improve patient care. Additional company information is available at QuestDiagnostics.com.

The statements in this press release which are not historical facts may be forward-looking statements. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date that they are made and which reflect management's current estimates, projections, expectations or beliefs and which involve risks and uncertainties that could cause actual results and outcomes to be materially different. Risks and uncertainties that may affect the future results of the company include, but are not limited to, adverse results from pending or future government investigations, lawsuits or private actions, the competitive environment, changes in government regulations, changing relationships with customers, payers, suppliers and strategic partners and other factors discussed in “Business,” “Risk Factors,” “Cautionary Factors that May Affect Future Results,” “Legal Proceedings,” “Management's Discussion and Analysis of Financial Condition and Results of Operations,” and “Quantitative and Qualitative Disclosures About Market Risk” in the company's 2011 Annual Report on Form 10-K and “Management's Discussion and Analysis of Financial Condition and Results of Operations,” “Quantitative and Qualitative Disclosures About Market Risk,” and “Risk Factors” in the company's Quarterly Reports on Form 10-Q and other items throughout the Form 10-K and the company's 2012 Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

This earnings release, including the attached financial tables, is available online in the Newsroom section at www.QuestDiagnostics.com.

TABLES FOLLOW

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Quest Diagnostics Incorporated and Subsidiaries
Consolidated Statements of Operations
For the Three and Nine Months Ended September 30, 2012 and 2011
(in millions, except per share and percentage data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Net revenues	$1,851.4	$1,906.4	$5,694.7	$5,631.2

Operating costs and expenses:
Cost of services	1,089.7	1,116.6	3,316.8	3,318.0
Selling, general and administrative	432.6	446.5	1,374.0	1,357.2
Amortization of intangible assets	20.0	19.4	60.4	47.8
Other operating expense, net	0.4	1.8	0.4	238.3
Total operating costs and expenses	1,542.7	1,584.3	4,751.6	4,961.3

Operating income	308.7	322.1	943.1	669.9

Other income (expense):
Interest expense, net	(41.0)	(43.4)	(125.3)	(127.9)
Equity earnings in unconsolidated joint ventures	4.7	7.3	19.6	22.9
Other income (expense), net	2.5	(2.8)	6.0	(0.9)
Total non-operating expenses, net	(33.8)	(38.9)	(99.7)	(105.9)

Income from continuing operations before taxes	274.9	283.2	843.4	564.0
Income tax expense	103.3	101.1	317.1	256.1
Income from continuing operations	171.6	182.1	526.3	307.9
Income (loss) from discontinued operations, net of taxes	—	(0.3)	0.2	(1.2)
Net income	171.6	181.8	526.5	306.7
Less: Net income attributable to noncontrolling interests	8.5	10.0	26.6	25.6
Net income attributable to Quest Diagnostics	$163.1	$171.8	$499.9	$281.1

Amounts attributable to Quest Diagnostics' common stockholders:
Income from continuing operations	$163.1	$172.1	$499.7	$282.3
Income (loss) from discontinued operations, net of taxes	—	(0.3)	0.2	(1.2)
Net income	$163.1	$171.8	$499.9	$281.1

Earnings per share attributable to Quest Diagnostics' common stockholders - basic:
Income from continuing operations	$1.02	$1.08	$3.14	$1.76
Income (loss) from discontinued operations	—	—	—	(0.01)
Net income	$1.02	$1.08	$3.14	$1.75

Earnings per share attributable to Quest Diagnostics' common stockholders - diluted:
Income from continuing operations	$1.01	$1.08	$3.11	$1.75
Income (loss) from discontinued operations	—	(0.01)	—	(0.01)
Net income	$1.01	$1.07	$3.11	$1.74

Weighted average common shares outstanding:
Basic	158.8	157.8	158.5	159.0
Diluted	160.7	159.0	160.1	160.5

Operating income as a percentage of net revenues	16.7%	16.9%	16.6%	11.9%

Quest Diagnostics Incorporated and Subsidiaries
Consolidated Balance Sheets
September 30, 2012 and December 31, 2011
(in millions, except per share data)

	September 30, 2012	December 31, 2011
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$191.8	$164.9
Accounts receivable, net	930.7	906.5
Inventories	94.5	89.1
Deferred income taxes	169.0	153.3
Prepaid expenses and other current assets	86.3	87.4
Total current assets	1,472.3	1,401.2
Property, plant and equipment, net	782.8	799.8
Goodwill	5,837.2	5,795.8
Intangible assets, net	1,002.5	1,035.6
Other assets	223.9	281.0
Total assets	$9,318.7	$9,313.4

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable and accrued expenses	$916.0	$906.8
Short-term borrowings and current portion of long-term debt	154.6	654.4
Total current liabilities	1,070.6	1,561.2
Long-term debt	3,375.7	3,370.5
Other liabilities	674.8	666.7
Stockholders' equity:
Quest Diagnostics stockholders' equity:
Common stock, par value $0.01 per share; 600 shares authorized at both September 30, 2012 and December 31, 2011; 215.0 shares and 214.6 shares issued at September 30, 2012 and December 31, 2011, respectively	2.1	2.1
Additional paid-in capital	2,361.5	2,347.5
Retained earnings	4,682.3	4,263.6
Accumulated other comprehensive income (loss)	14.0	(8.0)
Treasury stock, at cost; 56.3 shares and 57.2 shares at September 30, 2012 and December 31, 2011, respectively	(2,888.6)	(2,912.3)
Total Quest Diagnostics stockholders' equity	4,171.3	3,692.9
Noncontrolling interests	26.3	22.1
Total stockholders' equity	4,197.6	3,715.0
Total liabilities and stockholders' equity	$9,318.7	$9,313.4

Quest Diagnostics Incorporated and Subsidiaries
Consolidated Statements of Cash Flows
For the Nine Months Ended September 30, 2012 and 2011
(in millions)
(unaudited)

	Nine Months Ended September 30,
	2012	2011
Cash flows from operating activities:
Net income	$526.5	$306.7
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	215.3	209.4
Provision for doubtful accounts	208.4	214.4
Deferred income tax provision	0.1	3.3
Stock-based compensation expense	43.1	50.8
Excess tax benefits from stock-based compensation arrangements	(3.8)	(4.6)
Provision for special charge	—	236.0
Other, net	(5.3)	5.7
Changes in operating assets and liabilities:
Accounts receivable	(231.4)	(271.1)
Accounts payable and accrued expenses	(56.1)	(84.4)
Settlement of special charge	—	(241.0)
Income taxes payable	32.3	122.1
Termination of interest rate swap agreements	71.8	—
Other assets and liabilities, net	5.9	10.4
Net cash provided by operating activities	806.8	557.7

Cash flows from investing activities:
Business acquisitions, net of cash acquired	(50.6)	(1,298.5)
Sale of securities acquired in business acquisition	—	213.5
Capital expenditures	(122.3)	(117.9)
(Increase) decrease in investments and other assets	(2.1)	0.8
Net cash used in investing activities	(175.0)	(1,202.1)

Cash flows from financing activities:
Proceeds from borrowings	715.0	2,658.3
Repayments of debt	(1,222.0)	(1,495.1)
Purchases of treasury stock	(150.0)	(885.0)
Exercise of stock options	143.9	104.0
Excess tax benefits from stock-based compensation arrangements	3.8	4.6
Dividends paid	(81.0)	(48.8)
Distributions to noncontrolling interests	(24.1)	(25.8)
Other financing activities, net	9.5	(6.3)
Net cash (used in) provided by financing activities	(604.9)	305.9

Net change in cash and cash equivalents	26.9	(338.5)

Cash and cash equivalents, beginning of period	164.9	449.3

Cash and cash equivalents, end of period	$191.8	$110.8

Cash paid during the period for:
Interest	$129.4	$128.3
Income taxes	$292.1	$132.7

Notes to Financial Tables

1)	The computation of basic and diluted earnings per common share is as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
	(in millions, except per share data)
Amounts attributable to Quest Diagnostics' common stockholders:
Income from continuing operations	$163.1	$172.1	$499.7	$282.3
Income (loss) from discontinued operations, net of taxes	—	(0.3)	0.2	(1.2)
Net income available to common stockholders	$163.1	$171.8	$499.9	$281.1

Income from continuing operations	$163.1	$172.1	$499.7	$282.3
Less: Earnings allocated to participating securities	0.7	0.9	2.0	1.9
Earnings available to Quest Diagnostics' common stockholders - basic and diluted	$162.4	$171.2	$497.7	$280.4

Weighted average common shares outstanding - basic	158.8	157.8	158.5	159.0
Effect of dilutive securities:
Stock options and performance share units	1.9	1.2	1.6	1.5
Weighted average common shares outstanding - diluted	160.7	159.0	160.1	160.5

Earnings per share attributable to Quest Diagnostics' common stockholders - basic:
Income from continuing operations	$1.02	$1.08	$3.14	$1.76
Income (loss) from discontinued operations	—	—	—	(0.01)
Net income	$1.02	$1.08	$3.14	$1.75

Earnings per share attributable to Quest Diagnostics' common stockholders - diluted:
Income from continuing operations	$1.01	$1.08	$3.11	$1.75
Income (loss) from discontinued operations	—	(0.01)	—	(0.01)
Net income	$1.01	$1.07	$3.11	$1.74

2)
Adjusted amounts for operating income, operating income as a percentage of net revenues, income from continuing operations, and diluted earnings per common share represent the Company's results before the impact of the Medi-Cal charge, restructuring and integration charges, transaction costs related to the acquisitions of Athena Diagnostics and Celera Corporation, CEO succession costs, and the estimated impact of severe weather. Adjusted measures are presented because management believes those measures are useful adjuncts to reported results under accounting principles generally accepted in the United States when comparing results of operations from period to period. Adjusted measures should not be considered as an alternative to the corresponding measures determined under accounting principles generally accepted in the United States. The following tables reconcile reported results to adjusted results:

	Three Months Ended September 30, 2012
	(dollars in millions, except per share data)
		Restructuring and Integration Charges
	As Reported	(a)	As Adjusted
Operating income	$308.7	$44.6	$353.3
Operating income as a % of net revenues	16.7%	2.4%	19.1%
Income from continuing operations (b)	163.1	27.1	190.2
Diluted earnings per common share	1.01	0.17	1.18

(a)	Represents costs primarily associated with workforce reductions and professional fees incurred in connection with further restructuring and integrating our business.

(b)	For the restructuring and integration charges, income tax benefits were calculated using a combined federal and state rate of 38.7%.

	Nine Months Ended September 30, 2012
	(dollars in millions, except per share data)
		Restructuring and Integration Charges	CEO Succession Costs
	As Reported	(c)	(d)	As Adjusted
Operating income	$943.1	$70.2	$10.1	$1,023.4
Operating income as a % of net revenues	16.6%	1.2%	0.2%	18.0%
Income from continuing operations (e)	499.7	43.0	6.1	548.8
Diluted earnings per common share	3.11	0.27	0.04	3.42

(c)	Represents costs primarily associated with workforce reductions and professional fees incurred in connection with further restructuring and integrating our business.

(d)	Principally represents accrued severance and accelerated vesting of equity awards in connection with the succession of our prior CEO.

(e)	For both the restructuring and integration charges, and CEO succession costs, income tax benefits were calculated using a combined federal and state rate of 38.7%.

	Three Months Ended September 30, 2011
	(dollars in millions, except per share data)
		Restructuring and Integration Charges
	As Reported	(f)	As Adjusted
Operating income	$322.1	$27.3	$349.4
Operating income as a % of net revenues	16.9%	1.4%	18.3%
Income from continuing operations (g)	172.1	16.7	188.8
Diluted earnings per common share	1.08	0.10	1.18

(f)	Represents restructuring and integration costs, principally associated with workforce reductions.

(g)	For the restructuring and integration charges, income tax benefits were calculated using a combined federal and state rate of 39%.

	Nine Months Ended September 30, 2011
	(dollars in millions, except per share data)
		Medi-Cal Settlement	Restructuring & Integration Charges	Transaction Costs	Severe Weather
	As Reported	(h)	(i)	(j)	(k)	As Adjusted
Operating income	$669.9	$236.0	$46.7	$16.6	$18.5	$987.7
Operating income as a % of net revenues	11.9%	4.2%	0.8%	0.3%	0.3%	17.5%
Income from continuing operations (l)	282.3	194.7	28.4	15.0	11.3	531.7
Diluted earnings per common share	1.75	1.21	0.18	0.09	0.07	3.30

(h)	Represents the first quarter 2011 pre-tax charge of $236 million associated with the Medi-Cal settlement.

(i)	Represents restructuring and integration charges, principally associated with workforce reductions.

(j)
Includes $19.7 million of pre-tax transaction costs, associated with the acquisitions of Athena Diagnostics and Celera Corporation. Of these costs, $16.6 million, primarily related to professional fees, was recorded in selling, general, and administrative expenses and $3.1 million of financing related costs were recorded in interest expense, net.

(k)	Represents an estimate of the impact of severe weather in the first quarter of 2011.

(l)
Income tax benefit of $41.3 million associated with the Medi-Cal charge was calculated by applying a combined federal and the applicable state tax rate of 36% to the portion of the settlement for which a tax benefit has been recorded. Income tax benefit of $4.7 million associated with transaction costs was calculated by applying a combined federal and state rate of 39% to those costs for which a tax benefit has been recorded. For the estimated impact of severe weather and the impact of restructuring and integration charges, income tax benefits were calculated using a combined federal and state rate of 39%.

3)
The following tables summarize the impact to the year over year comparisons for the Medi-Cal charge, restructuring and integration charges, transaction costs, CEO succession costs, and the estimated impact of severe weather on certain reported results for the three and nine months ended September 30, 2012 and 2011 (in millions, except per share data):

Three months ended September 30, 2012 and 2011
	Restructuring and Integration Charges
	2012	2011	Better (Worse)
Cost of services	$20.1	$15.9	$(4.2)
Selling, general and administrative	24.5	11.4	(13.1)
Operating income	44.6	27.3	(17.3)
Income from continuing operations	27.1	16.7	(10.4)
Diluted earnings per common share	0.17	0.10	(0.07)

Nine months ended September 30, 2012 and 2011
	Restructuring and Integration Charges			CEO Succession Costs
	2012	2011	Better (Worse)	2012	2011	Better (Worse)
Cost of services	$28.6	$24.9	$(3.7)	$—	$—	$—
Selling, general and administrative	41.6	21.8	(19.8)	10.1	—	(10.1)
Operating income	70.2	46.7	(23.5)	10.1	—	(10.1)
Income from continuing operations	43.0	28.4	(14.6)	6.1	—	(6.1)
Diluted earnings per common share	0.27	0.18	(0.09)	0.04	—	(0.04)

	Medi-Cal Settlement			Transaction Costs
	2012	2011	Better (Worse)	2012	2011	Better (Worse)
Cost of services	$—	$—	$—	$—	$—	$—
Selling, general and administrative	—	—	—	—	16.6	16.6
Operating income	—	236.0	236.0	—	16.6	16.6
Income from continuing operations	—	194.7	194.7	—	15.0	15.0
Diluted earnings per common share	—	1.21	1.21	—	0.09	0.09

	Severe Weather
	2012	2011	Better (Worse)
Cost of services	*	*	*
Selling, general and administrative	*	*	*
Operating income	—	18.5	18.5
Income from continuing operations	—	11.3	11.3
Diluted earnings per common share	—	0.07	0.07
* The estimated impact on operating costs of severe weather predominantly affects cost of services; with a lesser impact on selling, general and administrative expenses.

4)
Other operating expense, net includes special charges, and miscellaneous income and expense items related to operating activities. For the nine months ended September 30, 2011, other operating expense, net included a pre-tax charge of $236 million associated with the Medi-Cal settlement.

5)
Other income (expense), net represents miscellaneous income and expense items related to non-operating activities, such as gains and losses associated with investments and other non-operating assets. For the three months ended September 30, 2012 and 2011, other income (expense), net includes gains (losses) of $2.5 million and $(5.9) million, respectively, associated with investments held in trusts pursuant to our supplemental deferred compensation plans. For the nine months ended September 30, 2012 and 2011, other income (expense), net includes gains (losses) of $6.0 million and $(3.5) million, respectively, associated with investments held in trusts pursuant to our supplemental deferred compensation plans. For the three and nine months ended September 30, 2011, other income (expense), net includes a pre-tax gain of $3.2 million associated with the sale of an investment.

6)
In January 2012, our Board of Directors authorized $1.0 billion of additional share repurchases, bringing the total available under share repurchase authorizations at that time to $1.1 billion. For the three months ended September 30, 2012, the Company repurchased 832 thousand shares of its common stock at an average price of $60.12 per share for $50 million. For the nine months ended September 30, 2012, the Company repurchased 2.6 million shares of its common stock at an average price of $58.57 per share for $150 million. For the three and nine months ended September 30, 2012, the Company reissued 1.2 million shares and 3.4 million shares, respectively, for employee benefit plans. As of September 30, 2012, the Company had $915 million remaining under share repurchase authorizations.

7)
The outlook for adjusted diluted earnings per common share and adjusted operating income as a percentage of net revenues represent management’s estimates for the full year 2012 before the impact of the restructuring and integration charges and CEO succession costs. These measures are presented because management believes they are useful adjuncts to the corresponding amounts determined under accounting principles generally accepted in the United States since they are meaningful to evaluate the Company’s ongoing operating performance and are on a basis consistent with previous estimates of diluted earnings per common share and operating income as a percentage of net revenues. Adjusted diluted earnings per common share and adjusted operating income as a percentage of net revenues are not measures of financial performance under accounting principles generally accepted in the United States and should not be considered as an alternative to the corresponding amounts determined under accounting principles generally accepted in the United States.

The following table reconciles our 2012 outlook, on an adjusted basis, to the corresponding amounts determined under accounting principles generally accepted in the United States. The outlook, on an adjusted basis, excludes the impact of the restructuring and integration charges and CEO succession costs.

	Outlook for 2012 Before Special Items
		Restructuring and Integration Charges	CEO Succession Costs
	As Reported	(a)	(b)	As Adjusted
Diluted earnings per common share	$4.14 - $4.24	$0.27	$0.04	$4.45 - $4.55
Operating income as a % of net revenues	~ 17%	0.9%	0.1%	~ 18%

(a)	Represents pre-tax costs of $70.2 million primarily associated with workforce reductions and professional fees incurred in connection with further restructuring and integrating our business.

(b)	Represents pre-tax costs of $10.1 million related to the succession of our prior CEO.